March 27, 1998                                             Our File No. 20427160
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Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549
U.S.A.

Re:  MINERA ANDES INC.

Dear Sirs:

We have reviewed the disclosure regarding change of accountants to be included in Part II, Item 8 of Form 10-KSB of Minera Andes Inc. for the fiscal year ended December 31, 1997. We agree with the statements made by Minera Andes Inc. in this disclosure.

Yours truly,

MacKay & Partners




Glenn Ohlhauser, C.A.